UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2013 (March 5, 2013)

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On March 5, 2013, Ramco-Gershenson Properties Trust, Inc. (RGPT) through its majority-owned partnership subsidiary, Ramco-Gershenson Properties, L.P. (RGPLP), entered into an agreement to acquire its partner’s 70% ownership interest in 12 properties owned by Ramco/Lion Venture LP for approximately $151.9 million in cash and the assumption of its partner’s pro-rata share of debt of approximately $104.9 million.  RGPT currently owns a 30% interest in the properties.  Upon closing, RGPT expects to consolidate the 12 properties based upon a value of approximately $366.8 million, together with seven mortgage loans with unpaid principal balances totaling approximately $149.8 million, plus any related assets and liabilities.

The transaction has been approved by the RGPT Board of Directors.  It is subject to closing conditions and is expected to close by the end of the second quarter of 2013.

Financial statements required to comply with the rules and regulations of the SEC, including Rule 3-14 of Regulations S-X for real estate properties to be acquired and pro forma financial statements reflecting the effect of the transaction, are included herein under item 9.01.

Item 2.03	Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant

The following table summarizes the debt to be assumed in the agreement described in Item 1.01

	Principal Balance at Expected Assumption Date	Stated Interest Rate	Maturity Date
	(In thousands)
Winchester Center	$25,408	8.1%	July-13
Mission Bay	42,165	6.6%	July-13
Hunter's Square	33,056	8.2%	August-13
Village Plaza	8,960	5.0%	September-15
Troy Marketplace	21,444	5.9%	June-16
Treasure Coast	8,090	5.5%	June-20
Vista Plaza	10,686	5.5%	June-20
	$149,809

All of the mortgages have monthly principal and interest payment obligations.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses to be Acquired.

The Acquired Properties

Report of Independent Certified Public Accountants.

Combined Statements of Revenues and Certain Expenses for the years ended December 31, 2012, 2011 and 2010.

Notes to Combined Statements of Revenues and Certain Expenses.

(b)	Unaudited Pro Forma Financial Information

Ramco-Gershenson Properties Trust, Inc.

Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2012 (unaudited.)

Notes and adjustments to Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2012 (unaudited.)

Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2011 (unaudited.)

Notes and adjustments to Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2011 (unaudited.)

(d)	Exhibits.

23.1 Consent of Independent Certified Public Accountants
99.1 Press Release, dated March 11, 2013

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	Grant Thornton LLP 27777 Franklin Road Suite 800 Southfield, Michigan 48034-2366 T 248.262.1950 F 248.350.3582 www.GrantThornton.com

Board of Directors and Stockholders of
Ramco-Gershenson Properties Trust

We have audited the accompanying combined statements of revenues and certain expenses (the “Combined Statements”) of Cocoa Commons, Cypress Point, Hunter’s Square Shopping Center, Marketplace of Delray, Mission Bay Plaza, Old Orchard Center, Treasure Coast Commons, Troy Marketplace/Troy II, Village Plaza, Vista Plaza, West Broward Shopping Center, and Winchester Center (the “Pending Acquisition Properties”), to be acquired by Ramco-Gershenson Properties Trust (the “Company”), for each of the three years in the period ended December 31, 2012, and the related notes to the Combined Statements.

Management’s responsibility for the statements

Management of the Company is responsible for the preparation and fair presentation of these Combined Statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Combined Statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on the Combined Statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Combined Statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Combined Statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the Combined Statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Combined Statements.

Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Combined Statements referred to above present fairly, in all material respects, the revenues and certain expenses described in Note 1 of the Pending Acquisition Properties for each of the three years in the period ended December 31, 2012 in accordance with accounting principles generally accepted in the United States of America.

Emphasis of matter

We draw attention to Note 1 to the Combined Statements, which describes that the accompanying Combined Statements were prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission (for inclusion in the filing of Form 8-K of Ramco-Gershenson Properties Trust) and are not intended to be a complete presentation of the Pending Acquisition Properties’ revenues and certain expenses. Our opinion is not modified with respect to this matter.

/S/ GRANT THORNTON LLP

Southfield, Michigan
March 11, 2013

Grant Thornton LLP
U.S. member firm of Grant Thornton International Ltd

THE ACQUIRED PROPERTIES
COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(in thousands)
	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011	For the Year Ended December 31, 2010

REVENUES:
Minimum rent	$28,850	$29,156	$28,127
Percentage rent	52	15	9
Recovery income from tenants	8,353	8,268	7,895
Other property income	599	684	2,303
TOTAL REVENUES	37,854	38,123	38,334

CERTAIN EXPENSES:
Real estate taxes	4,595	4,972	5,255
Recoverable operating expense	4,270	3,835	3,735
Other non-recoverable operating expense	1,963	2,252	2,708
General and administrative	45	-	141
Interest expense	9,768	10,196	11,832
TOTAL CERTAIN EXPENSES	20,641	21,255	23,671

REVENUES IN EXCESS OF CERTAIN EXPENSES	$17,213	$16,868	$14,663

See accompanying notes

The Acquired Properties
Notes to the Combined Statements of Revenues and Certain Expenses
For the Years Ended December 31, 2012 2011 and 2010

1.	Business and Basis of Presentation

On March 5, 2013, Ramco-Gershenson Properties Trust, Inc. (RGPT) through its majority-owned partnership subsidiary, Ramco-Gershenson Properties, L.P. (RGPLP), entered into an agreement to acquire its partner’s 70% ownership interest in 12 properties held by Ramco/Lion Venture LP for approximately $151.9 million in cash and the assumption of its partner’s pro-rata share of debt of approximately $104.9 million.  RGPT currently owns a 30% interest in the properties.  Upon closing, RGPT expects to consolidate the 12 properties based upon a value of approximately $366.8 million, together with seven mortgage loans with unpaid principal balances totaling approximately $149.8 million, plus any related assets and liabilities.

The following table details the properties to be acquired:

Property Name	Location	Total GLA	Anchor Tenants (1)
FLORIDA [8]
Cocoa Commons	Cocoa	90,116	Publix
Cypress Point	Clearwater	167,280	Burlington Coat Factory, The Fresh Market
Marketplace of Delray	Delray Beach	238,901	Office Depot, Ross Dress for Less, Winn-Dixie
Mission Bay Plaza	Boca Raton	263,721	The Fresh Market, Golfsmith, LA Fitness Sports Club, OfficeMax, Toys "R" Us
Treasure Coast Commons	Jensen Beach	92,979	Barnes & Noble, OfficeMax, Sports Authority
Village Plaza	Lakeland	146,755	Big Lots
Vista Plaza	Jensen Beach	109,761	Bed Bath & Beyond, Michaels, Total Wine & More
West Broward Shopping Center	Plantation	152,973	Badcock, DD's Discounts, Save-A-Lot, US Postal Service

MICHIGAN [4]
Hunter's Square	Farmington Hills	354,323	Bed Bath & Beyond, Buy Buy Baby, Loehmann's, Marshalls, T.J. Maxx
The Shops at Old Orchard	West Bloomfield	96,994	Plum Market
Troy Marketplace	Troy	217,754	Airtime Trampoline, Golfsmith, LA Fitness, Nordstrom Rack, PetSmart, (REI)
Winchester Center	Rochester Hills	314,575	Bed Bath & Beyond, Dick's Sporting Goods, Marshalls, Michaels, PetSmart, (Kmart)
Total		2,246,132

(1) Anchor tenants are any tenant greater than or equal to 19,000 square feet. Tenants in parenthesis represent non-company owned gross leaseable area (“GLA”).

The accompanying combined statements of revenues and certain expenses (the “Statements”) have been prepared on the accrual basis of accounting.  The Statements have been prepared for the purpose of complying with the rules and regulations of the United States Securities and Exchange Commission ("SEC"), Regulation S-X, Rule 3-14, and for inclusion in a Current Report on Form 8-K of RGPT.  The Statements are not intended to be a complete presentation of the revenues and expenses of the Acquired Properties.  Certain expenses, primarily depreciation and amortization, and other costs not directly related to the future operations of the Acquired Properties have been excluded.

Subsequent events

We have evaluated whether any subsequent events have occurred up through the time of issuing these statements on March 11, 2013.

2.	Summary of Significant Accounting Policies

Revenue Recognition

Our shopping center space is generally leased to retail tenants under leases that are classified as operating leases. We recognize minimum rents using the straight-line method over the terms of the leases commencing when the tenant takes possession of the space and when construction of landlord funded improvements is substantially complete. Certain of the leases also provide for contingent percentage rental income which is recorded on an accrual basis once the specified sales target is achieved. The leases also provide for recoveries from tenants of common area maintenance expenses, real estate taxes and other operating expenses. These recoveries are estimated and recognized as revenue in the period the recoverable costs are incurred or accrued.  Lease termination income is recognized when a lease termination agreement is executed by the parties and the tenant vacates the space.  Lease termination income of $0.3 million, $0.3 million, and $1.8 million was recognized in other property income for the years ended December 31, 2012, 2011, and 2010, respectively.

Expenses

Property operating expenses include real estate taxes, recoverable operating expenses such as common area maintenance, insurance premiums, and other non-recoverable expenses such as management fees, bad debt expenses and collection-related legal costs.  Real estate taxes and insurance expense are accrued monthly.  Expenditures for common area maintenance, management fees, and legal costs are charged to operations as incurred.  Allowances for bad debt are taken for accounts receivable balances when we have reason to believe they will be uncollectible.

Use of Estimates

The preparation of the Statements in conformity with generally accepted accounting principles in the United States of America (“GAAP”) requires management to make certain estimates and assumptions that affect the reported amounts in the Statements and accompanying footnotes. Actual results could differ from those estimates.

3.	Future Minimum Rental Income

The Acquired Properties are leased to tenants pursuant to lease agreements.  Tenant leases typically provide for minimum rent and other charges to cover operating costs.  Future minimum rent under non-cancellable operating leases in effect at December 31, 2012 are as follows:

Year Ending December 31,
(In thousands)
2013	$28,317
2014	25,873
2015	23,068
2016	19,828
2017	15,386
Thereafter	59,485
Total	$171,957

4.	Interest Expense

RGPLP will assume seven mortgage loans secured by certain of the Acquired Properties.  The following table includes the significant terms of these mortgages:

	Principal Balance as of December 31,
	(In thousands)
	2012	2011	2010	2012 Interest Rate	Maturity Date
Winchester Center	$25,650	$26,550	$27,392	8.1%	July-13
Mission Bay	42,320	42,867	43,387	6.6%	July-13
Hunter's Square	33,367	34,519	35,596	8.2%	August-13
Village Plaza	8,998	9,135	9,268	5.0%	September-15
Troy Marketplace	21,517	21,776	21,900	5.9%	June-16
Treasure Coast	8,122	8,244	8,359	5.5%	June-20
Vista Plaza	10,727	10,889	11,042	5.5%	June-20
	$150,701	$153,980	$156,944

All of the mortgages have monthly principal and interest payment obligations.

5.	Transactions with Related Parties

RGPT, through its wholly-owned subsidiary, Ramco-Gershenson, Inc., provides property management, leasing, development, and other administrative services to the Acquired Properties.

RAMCO-GERSHENSON PROPERTIES TRUST
PRO FORMA FINANCIAL INFORMATION INTRODUCTION
(Unaudited)

The accompanying unaudited condensed consolidated balance sheet as of December 31, 2012 has been presented as if the acquisition of the Acquired Properties had occurred on December 31, 2012.

The accompanying unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2012 and 2011 are presented as if the acquisition of The Acquired Properties had occurred on January 1, 2011.

These unaudited pro forma condensed consolidated statements should be read in connection with the historical consolidated financial statements and notes thereto filed with the U.S Securities and Exchange Commission.  In management’s opinion, all adjustments necessary to reflect the significant effects of these transactions have been made. These statements are based on assumptions and estimates considered appropriate by our management; however, they are unaudited and are not necessarily, and should not be assumed to be, an indication of our financial position or results of operations that would have been achieved had the acquisitions been completed as of the dates indicated or that may be achieved in the future.

RAMCO-GERSHENSON PROPERTIES TRUST
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2012
(In thousands, except per share amounts)

	Historical (1)	Acquisitions and Pro forma Allocations		Pro Forma
ASSETS
Net real estate	$980,250	$339,857	(2)	$1,320,107
Equity investments in unconsolidated joint ventures	95,987	(65,100)	(3)	30,887
Cash and cash equivalents	4,233	-		4,233
Restricted cash	3,892	-		3,892
Accounts receivable, net	7,976	-		7,976
Other assets, net	72,953	29,553	(2)	102,506
TOTAL ASSETS	$1,165,291	$304,310		$1,469,601

LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgages payable	$541,281	$304,310	(4)	$845,591
Capital lease obligation	6,023	-		6,023
Accounts payable and accrued expenses	21,589	-		21,589
Other liabilities	26,187			26,187
Distributions payable	10,379	-		10,379
TOTAL LIABILITIES	605,459	304,310		909,769

Commitments and Contingencies

Ramco-Gershenson Properties Trust ("RPT") Shareholders' Equity:
Preferred shares, $0.01 par, 2,000 shares authorized: 7.25% Series D	$100,000	$-		$100,000
Cumulative Convertible Perpetual Preferred Shares, (stated at liquidation preference $50 per share), 2,000 shares issued and outstanding as of
December 31, 2012 and December 31, 2011
Common shares of beneficial interest, $0.01 par, 80,000 shares authorized,	485	-		485
48,489 and 38,735 shares issued and outstanding as of December 31, 2012 and 2011, respectively
Additional paid-in capital	683,609	-		683,609
Accumulated distributions in excess of net income	(249,070)	-		(249,070)
Accumulated other comprehensive loss	(5,241)	-		(5,241)
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	529,783	-		529,783
Noncontrolling interest	30,049			30,049
TOTAL SHAREHOLDERS' EQUITY	559,832	-		559,832

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,165,291	$304,310		$1,469,601

The accompanying notes are an integral part of these consolidated financial statements.

RAMCO-GERSHENSON PROPERTIES TRUST
NOTES AND ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET
FOR THE YEAR ENDED DECEMBER 31, 2012
(Unaudited)

(1)	As reported in the Registrant’s Consolidated Balance Sheet as of December 31, 2012, as presented in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012.

(2)	Represents the pro forma acquisition of the Acquired Properties and the estimated allocation of the $366.8 million purchase price to the assets acquired.

(3)	Represents the pro forma adjustment for our 30% ownership in the Acquired Properties, net of debt.

(4)	The consideration for the Acquired Properties consists of $149.8 million of debt assumed and $151.9 million in additional borrowing.

In addition to the $149.8 million of contractual debt assumed, the adjustment to mortgage notes payable includes $2.6 million to record the debt assumed at fair value.  This additional mortgage premium will be amortized over the remaining life of the loans, with amortization recorded to reduce the monthly interest expense recorded on the loans.

RAMCO-GERSHENSON PROPERTIES TRUST
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(In thousands, except per share amounts)
(Unaudited)

	Historical (1)	Statement of Revenues and Certain Expenses - The Acquired Properties (2)	Pro Forma Adjustments		Pro Forma
REVENUE
Minimum rent	$90,354	$28,850	$177	(3)	$119,381
Percentage rent	601	52	-		653
Recovery income from tenants	31,664	8,353	-		40,017
Other property income	2,055	599	-		2,654
Management and other fee income	4,064	-	(1,421)	(4)	2,643
TOTAL REVENUE	128,738	37,854	(1,244)		165,348

EXPENSES
Real estate taxes	17,076	4,595	-		21,671
Recoverable operating expense	15,879	4,270	-		20,149
Other non-recoverable operating expense	2,838	1,963	(1,396)	(4)	3,405
Depreciation and amortization	39,479	-	8,035	(5)	47,514
General and administrative expense	19,445	45	-		19,490
TOTAL EXPENSES	94,717	10,873	6,639		112,229

INCOME BEFORE OTHER INCOME AND EXPENSES AND TAX	34,021	26,981	(7,883)		53,119

OTHER INCOME AND EXPENSES
Other income, net	(66)	-	-		(66)
Gain on sale of real estate	69	-	-		69
Earnings from unconsolidated joint ventures	3,248	-	(1,545)	(6)	1,703
Interest expense	(25,895)	(9,768)	(2,390)	(7)	(38,053)
Amortization of deferred financing fees	(1,449)	-	-		(1,449)
Provision for impairment	(1,766)	-	-		(1,766)
Provision for impairment on equity investments in unconsolidated joint ventures	(386)	-	-		(386)
Deferred gain recognized	845	-	-		845
INCOME FROM CONTINUING OPERATIONS BEFORE TAX	8,621	17,213	(11,818)		14,016
Income tax benefit	34	-	-		34
INCOME FROM CONTINUING OPERATIONS	8,655	17,213	(11,818)		14,050

NET INCOME	8,655	17,213	(11,818)		14,050
Net loss (income) attributable to noncontrolling partner interest	112	-	(248)		(136)
NET INCOME ATTRIBUTABLE TO RPT	8,767	17,213	(12,066)		13,914
Preferred share dividends	(7,250)	-	-		(7,250)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,517	$17,213	$(12,066)		$6,664

EARINGS PER COMMON SHARE (8)
Continuing operations - basic	$0.03				$0.15
Continuing operations - diluted	$0.03				$0.15

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	44,101				44,101
Diluted	44,485				44,485

See accompanying notes.

RAMCO-GERSHENSON PROPERTIES TRUST
NOTES AND ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(Unaudited)

(1)
Represents the condensed consolidated continuing operations of the Registrant for the year ended December 31, 2012.  Revenues and expenses related to discontinued operations are not included.  See the historical consolidated financial statements and notes thereto presented in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012.

(2)	Represents the revenues and certain expenses of The Acquired Properties for the year ended December 31, 2012 as presented in the statement of revenues and certain expenses included in this Form 8-K.

(3)	Represents the net adjustments to record tenant rents on a straight-line basis from the acquisition date over the remaining term of the in-place leases.

(4)
The management and other fee income adjustment represents our 70% share of property management fee and other income from services provided by RPT to the Acquired Properties which are eliminated.  The other non-recoverable operating expense adjustment represents the Acquired Properties management fee expense which is being eliminated.

(5)
Represents the estimated depreciation and amortization of the acquired assets on a straight-line basis.  Tenant improvements and the value of in-place leases are depreciated over the remaining lives of the related leases.  Buildings are depreciated over the estimated remaining useful lives which are 40 years.  Site improvements are depreciated over 10-30 years.

(6)	Represents the elimination of RPT’s share of the Acquired Properties earnings for the year ended December 31, 2012.

(7)
Represents a reduction in interest expense of $0.5 million as a result of recording the mortgages assumed on the acquisition of the properties at fair value.  Offsetting this reduction is the estimated interest expense on the increase of $151.9 million of debt utilized to fund the acquisitions.  The assumed interest rate on this for the period is 1.9% which is the same as the interest rate on our line of credit as of December 31, 2012.

(8)
Earnings per share is calculated in accordance with Accounting Standards Codification 260 – “Earnings per Share,” which requires the allocation of non-controlling interest between continuing and discontinued operations.  The historical earnings per share amounts are the amounts reported in the Registrant’s Form 10-Q for the year ended December 31, 2012.

RAMCO-GERSHENSON PROPERTIES TRUST
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011
(In thousands, except per share amounts)
(Unaudited)

	Historical (1)	Statement of Revenues and Certain Expenses - The Acquired Properties (2)	Pro Forma Adjustments		Pro Forma
REVENUE
Minimum rent	$79,440	$29,156	$842	(3)	$109,438
Percentage rent	244	15	-		259
Recovery income from tenants	29,673	8,268	-		37,941
Other property income	4,091	684	-		4,775
Management and other fee income	4,126	-	(1,673)	(4)	2,453
TOTAL REVENUE	117,574	38,123	(831)		154,866

EXPENSES
Real estate taxes	16,452	4,972	-		21,424
Recoverable operating expense	14,404	3,835	-		18,239
Other non-recoverable operating expense	3,540	2,252	(1,358)	(4)	4,434
Depreciation and amortization	34,594	-	8,035	(5)	42,629
General and administrative expense	19,646	-	-		19,646
TOTAL EXPENSES	88,636	11,059	6,677		106,372

INCOME BEFORE OTHER INCOME AND EXPENSES AND TAX	28,938	27,064	(7,508)		48,494

OTHER INCOME AND EXPENSES
Other expense, net	(257)	-	-		(257)
Gain on sale of real estate	231	-	-		231
Earnings from unconsolidated joint ventures	1,669	-	(1,354)	(6)	315
Interest expense	(27,636)	(10,196)	(3,757)	(7)	(41,589)
Amortization of deferred financing fees	(1,861)	-	-		(1,861)
Provision for impairment	(16,917)	-	-		(16,917)
Provision for impairment on equity investments in unconsolidated joint ventures	(9,611)	-	-		(9,611)
Loss on early extinguishment of debt	(1,968)	-	-		(1,968)
(LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE TAX	(27,412)	16,868	(12,619)		(23,163)
Income tax provision	(795)	-	-		(795)
(LOSS) INCOME FROM CONTINUING OPERATIONS	(28,207)	16,868	(12,619)		(23,958)

NET (LOSS) INCOME	(28,207)	16,868	(12,619)		(23,958)
Net loss (income) attributable to noncontrolling partner interest	1,742	-	(268)		1,474
NET INCOME (LOSS) ATTRIBUTABLE TO RPT	(26,465)	16,868	(12,887)		(22,484)
Preferred share dividends	(5,244)	-	-		(5,244)
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(31,709)	$16,868	$(12,887)		$(27,728)

LOSS PER COMMON SHARE (8)
Continuing operations - basic	$(0.83)				$(0.72)
Continuing operations - diluted	$(0.83)				$(0.72)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	38,466				38,466
Diluted	38,466				38,466

See accompanying notes.

RAMCO-GERSHENSON PROPERTIES TRUST
NOTES AND ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATED
 STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011
(Unaudited)

(1)
Represents the condensed consolidated continuing operations of the Registrant for the year ended December 31, 2011.  Revenues and expenses related to discontinued operations are not included.  See the historical consolidated financial statements and notes thereto presented in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012.

(2)	Represents the revenues and certain expenses of The Acquired Properties for the year ended December 31, 2011 as presented in the statement of revenues and certain expenses included in this Form 8-K.

(3)	Represents the net adjustments to record tenant rents on a straight-line basis from the acquisition date over the remaining term of the in-place leases.

(4)
The management and other fee income adjustment represents our 70% share of property management fee and other income from services provided by RPT to the Acquired Properties which are eliminated.  The other non-recoverable operating expense adjustment represents the Acquired Properties management fee expense which is being eliminated.

(5)
Represents the estimated depreciation and amortization of the acquired assets on a straight-line basis.  Tenant improvements and the value of in-place leases are depreciated over the remaining lives of the related leases.  Buildings are depreciated over the estimated remaining useful lives which are 40 years.  Site improvements are depreciated over 10-30 years.

(6)	Represents the elimination of RPT’s share of the Acquired Properties earnings for the year ended December 31, 2011.

(7)
Represents a reduction in interest expense of $0.5 million as a result of recording the mortgages assumed on the acquisition of the properties at fair value.  Offsetting this reduction is the estimated interest expense on the increase of $151.9 million of debt utilized to fund the acquisitions.  The assumed interest rate on this for the period is 2.8% which is the same as the interest rate on our line of credit as of December 31, 2011.

(8)
Earnings per share is calculated in accordance with Accounting Standards Codification 260 – “Earnings per Share,” which requires the allocation of non-controlling interest between continuing and discontinued operations.  The historical earnings per share amounts are the amounts reported in the Registrant’s Form 10-K for the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date: March 11, 2013	By:	/s/ GREGORY R. ANDREWS
Gregory R. Andrews
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

23.1	Consent of Independent Certified Public Accountants
99.1	Press Release dated March 11, 2013